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                               CONTRACT SCHEDULE
                GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

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EFFECTIVE DATE:                                   [July 15, 2010]

GMIB PAYMENT ADJUSTMENT FACTOR:                   [100%]

LAST HIGHEST ANNIVERSARY DATE:                    [Owner's (or oldest Joint Owner's or Annuitant's if owner is a non-natural person) [81/st/] birthday]

ANNUAL INCREASE ACCUMULATION RATE:                [ %]

ANNUAL INCREASE AMOUNT CAP PERCENTAGE:            [ %]

GMIB RIDER CHARGE:                                [0.75%]

DOLLAR-FOR-DOLLAR WITHDRAWAL PERCENTAGE:          [ %]

BASIS OF GMIB ANNUITY TABLE:                      The GMIB Annuity Tables are based on the Annuity 2000
                                                  Mortality Table with 10 years of mortality improvement based upon projection Scale AA, a 10-year age setback and interest at
                                                  1.00%. (Company-adjusted to reflect amounts of monthly
                                                  income payments shown in the GMIB annuity tables.)

ANNUITY OPTIONS:                                  (a)Life Annuity with 5 Years of Annuity Payments
                                                     Guaranteed.

                                                  (b)Joint and Last Survivor Annuity with 5 Years of Annuity
                                                     Payments Guaranteed (Available if the youngest
                                                     Annuitant's Aattained Age is equal to or greater than age
                                                     35 on the Annuity Date).

GMIB INCOME DATE:                                 [July 15, 2020]

GMIB RIDER TERMINATION DATE:                      Contract Anniversary prior to the Owner's (or oldest Joint
                                                  Owner's or Annuitant's if owner is a non-natural person) [91/st/]
                                                  birthday

GUARANTEED PRINCIPAL OPTION FIRST EXERCISE DATE:  [July 15, 2020]

GMIB FIRST OPTIONAL STEP-UP DATE:                 [July 15, 2011]

GMIB OPTIONAL STEP-UP WAITING PERIOD:             [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:                     [80]

OPTIONAL STEP-UP GMIB INCOME DATE:                [10/th/] Contract Anniversary following the date the most recent
                                                  GMIB Optional Step-Up took effect

MAXIMUM OPTIONAL STEP-UP CHARGE:                  [1.50%]

ALLOCATION, TRANSFER, AND REBALANCING LIMITS:

   GMIB INVESTMENT DIVISIONS:                     [6-Month EDCA
                                                  12-Month EDCA
                                                  BlackRock Money Market
                                                  American Funds Balanced Allocation
                                                  American Funds Moderate Allocation
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ML-EGMIB-NY (9/10)

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                                  SSgA Growth and Income ETF
                                  MetLife Conservative Allocation
                                  MetLife Conservative to Moderate Allocation
                                  MetLife Moderate Allocation]

PLATFORM 1 MINIMUM PERCENTAGE:    [30%]

PLATFORM 1 INVESTMENT DIVISIONS:  [American Funds Bond
                                  Barclays Captial Aggregate Bond Index
                                  BlackRock Bond Income
                                  BlackRock Money Market,
                                  PIMCO Inflation Protected Bond
                                  PIMCO Total Return
                                  Western Asset Management U.S. Government ]

PLATFORM 2 MAXIMUM PERCENTAGE:    [70%]

PLATFORM 2 INVESTMENT DIVISIONS:  [American Funds Growth
                                  American Funds Growth-Income Fund
                                  Artio International Stock
                                  BlackRock Large Cap Core
                                  BlackRock Large Cap Value
                                  BlackRock Legacy Large Cap Growth
                                  Davis Venture Value
                                  Harris Oakmark International
                                  Janus Forty
                                  Jennison Growth
                                  Legg Mason ClearBridgeAggressive Growth
                                  Legg Mason Value Equity
                                  Loomis Sayles Global Markets
                                  Lord Abbett Bond Debenture
                                  Met/Franklin Income
                                  Met/Franklin Mutual Shares
                                  Met/Templeton Growth
                                  MetLife Stock Index
                                  MFS(R) Research International
                                  MFS(R) Total Return
                                  MFS(R) Value
                                  Morgan Stanley EAFE(R) Index
                                  Oppenheimer Capital Appreciation
                                  Oppenheimer Global Equity
                                  Pioneer Strategic Income]

PLATFORM 3 MAXIMUM PERCENTAGE:    [15%]

PLATFORM 3 INVESTMENT DIVISIONS:  [BlackRock Aggressive Growth
                                  Lazard Mid Cap
                                  Met/Artisan Mid Cap Value
                                  MetLife Mid Cap Stock Index
                                  Morgan Stanley Mid Cap Growth
                                  Neuberger Berman Mid Cap Value
                                  T. Rowe Price Mid Cap Growth]

PLATFORM 4 MAXIMUM PERCENTAGE:    [15%]

PLATFORM 4 INVESTMENT DIVISIONS:  [American Funds Global Small Capitalization Fund
                                  Clarion Global Real Estate
                                  Dreman Small Cap Value
                                  Invesco Small Cap Growth
                                  Loomis Sayles Small Cap Core
                                  Met/Dimensional International Small Company
                                  Met/Eaton Vance Floating
                                  Met/Templeton International Bond
                                  MFS(R) Emerging Markets Equity
                                  Neuberger Berman Genesis
                                  RCM Technology
                                  Russell 2000(R) Index
                                  T. Rowe Price Small Cap Growth
                                  Van Eck Global Natural Resources]
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ML-EGMIB-NY (9/10)

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The GMIB Rider may have limited usefulness in connection with a Qualified
Contract, such as an IRA, in circumstances where, due to the 10-year waiting period after purchase and after an Optional Reset, the Owner is unable to exercise the Rider until after the required beginning date of the required minimum distributions under the Contract. In such event, required minimum distributions received from the contract will have the effect of reducing the Income Base either on a proportionate or dollar for dollar basis. Like any withdrawal, this may have the effect of reducing or eliminating the value of annuity payments under the GMIB Rider. However, this annuity does contain a feature that increases amounts that may be withdrawn to meet required minimum distributions determined for this annuity only without reducing the income base on a proportional basis. If you plan on taking amounts from this annuity to satisfy required minimum distributions for other qualified contracts or IRAs there may be a reduction or elimination of the value of annuity payments under this Rider. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

ML-EGMIB-NY (9/10)